Exhibit 21

Subsidiaries of the Registrant

1.	456 Lux Hotel NYC, LLC, a Delaware limited liability company
2.	1801 Deming, LLC, a Delaware limited liability company
3.	2226 Deming, LLC, a Delaware limited liability company
4.	7675 Walton, LLC, a Delaware limited liability company
5.	8400 Market, LLC, a Delaware limited liability company
6.	ACG Alpha Management LLC, a Delaware limited liability company
7.	Agree Madison, LLC, a Delaware limited liability company
8.	Alliance Cloud Services, LLC, a Delaware limited liability company
9.	Alpha Structured Finance GP LLC, a Delaware limited liability company
10.	askROI, Inc., a Nevada corporation
11.	Ault Aviation, LLC, a Nevada limited liability company
12.	Ault Capital Group, Inc., a Nevada corporation
13.	Ault DAO LLC, a Wyoming limited liability company
14.	Ault Energy, LLC, a Nevada limited liability company
15.	Ault Global Commodities, Inc., a Nevada corporation
16.	Ault Global Real Estate Equities, Inc., a Nevada corporation
17.	Ault Global Real Estate Equities, LLC, a Delaware limited liability company
18.	Ault Lending, LLC, a California limited liability company
19.	Ault Markets, Inc., a Nevada corporation
20.	Bitnile.com, Inc., a Nevada corporation
21.	BNI Montana, LLC, a Delaware limited liability company
22.	Circle 8 Crane GP LLC, a Delaware limited liability company
23.	Circle 8 Crane Services LLC, a Delaware limited liability company
24.	Circle 8 Holdco LLC, a Delaware limited liability company
25.	Digital Power Corporation, a Delaware corporation
26.	Enertec Systems 2001 Ltd., an Israeli corporation
27.	Gresham Holdings, Inc., a Delaware corporation
28.	Gresham Worldwide, Inc., a California corporation
29.	Microphase Corporation, a Delaware corporation
30.	Microsource Inc., a California corporation
31.	Omnipresent Robotics, LLC, a Nevada limited liability company
32.	Relec Electronics Ltd., a company organized under the laws of England and Wales
33.	RiskOn International, Inc., a Nevada corporation
34.	Seismic Media Partners, Inc., a Nevada corporation
35.	Sentinum, Inc., a Nevada corporation
36.	Tabard Holdings Inc., a Delaware corporation
37.	TOG Technologies, a Nevada corporation
38.	TurnOnGreen, Inc., a Nevada corporation

Inactive Subsidiaries

The following entities are inactive subsidiaries of the Company and its subsidiaries:

A.	Digital Farms, Inc., a Delaware corporation
B.	Eco Pack Technologies, Inc., a Nevada corporation
C.	Flashpoint Digital Media, LLC, a Delaware limited liability company
D.	FlexiSphere Acquisition Corp., a Delaware corporation
E.	GuyCare, Inc., a Nevada corporation
F.	GuyCare Management, Inc., a Nevada corporation
G.	I. AM Inc., a Nevada corporation
H.	It’sLikeFashion.com, Inc., a Delaware corporation
I.	RiskOn Learning, Inc., a Nevada corporation
J.	RiskOn360, Inc., a Nevada corporation
K.	Spyglass Hill Capital Lending Corp., a Delaware corporation
L.	Unique EV, Inc., a Delaware corporation
M.	Watership Corp., a Nevada corporation